Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

by and among

East Shore Distributors, Inc.,

a Nevada corporation

and

Alex Fridman,

individually, as Seller

and

Samcorp Capital Corporation,

a Samoan corporation, as Purchaser

Dated as of February 7, 2014

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (hereinafter referred to as the “Agreement”) is entered into as of this 7th day of February, 2014, by and among East Shore Distributors, Inc., a Nevada corporation (the “Company”), Alex Fridman, individually (the “Seller”), and Samcorp Capital Corporation, a corporation organized and existing under the laws of Samoa (the “Purchaser”), upon the following premises:

W I T N E S S E T H :

WHEREAS, the Company is a “smaller reporting company” as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “ESTI”;

WHEREAS, the Seller owns an aggregate of 36,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), representing approximately 90.55% of the issued and outstanding stock of the Company as of the date hereof; and

WHEREAS, the Seller desires to sell the Shares to the Purchaser and the Purchaser desires to purchase the Shares from the Seller, for a total purchase price of $329,600, a portion of which shall be applied toward the repayment of certain outstanding liabilities of the Company at Closing, upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

______________________________

1.     Purchase and Sale.

(a)     Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, and in reliance upon the representations and warranties contained herein, (i) the Seller shall sell, convey, transfer and deliver to the Purchaser the Shares, and (ii) the Purchaser shall purchase the Shares from the Seller.

(b)     Purchase Price. The Purchaser shall pay to the Seller an aggregate purchase price of $329,600 (the “Purchase Price”) to purchase the Shares. The Purchase Price shall be paid to the Seller by wire transfer of immediately available funds into an escrow account to be established pursuant to that certain Escrow Agreement (the “Escrow Agreement”), dated as of even date herewith, with Richardson & Patel LLP, acting as escrow agent (the “Escrow Agent”). A copy of the Escrow Agreement is attached hereto as Exhibit A.

(c)     Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Richardson & Patel LLP, 1100 Glendon Avenue, Suite 850, Los Angeles, CA 90024, within two Business Days (as defined below) from satisfaction of the all of the conditions to Closing as set forth herein (the “Closing Date”). At the Closing, and upon execution of this Agreement, the Shares shall be delivered to the Purchaser and the Purchase Price shall be applied as follows:

(i)     first, $33,500 out of the Purchase Price shall be deposited into an escrow account (“Holdback Amount”), to be held for a period of six (6) months following the Closing, in accordance with Section 1(b) and the terms of the Escrow Agreement;

(ii)     next, proceeds as necessary shall be applied toward the payment of the Company debts and amounts payable as set forth in the Company Schedules (as defined herein) until such debts and payables are fully satisfied; and

(iii)     finally, the remainder of such amount shall be released to the Seller on the Closing Date.

The Holdback Amount in paragraph (i) above shall be deposited with the Escrow Agent, and any costs associated with such third party escrow services will be borne by the Purchaser. For purposes of this Agreement, “Business Day” shall mean neither a Saturday, a Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

2.     Representations, Warranties and Covenants of the Company and the Seller. As an inducement to, and to obtain the reliance of the Purchaser, except as set forth in the Company Schedules, the Company and the Seller represent and warrant, as of the date hereof, and as of the Closing Date, as follows:

(a)     Organization; Authorization. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the Company Schedules are complete and correct copies of the Company’s articles of incorporation, as amended, and as in effect on the date hereof (the “Articles”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles. The Company has taken all action required by law, its Articles, or otherwise to authorize the execution and delivery of this Agreement, and the Company and the Seller have full power, authority, and legal right and have taken all action required by law, the Articles or otherwise to consummate the transactions contemplated herein.

(b)     Capitalization.

(i)     The Company’s authorized capitalization consists of 110,000,000 shares of capital stock, including 100,000,000 shares of Common Stock and 10,000,000 shares of blank-check preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 39,755,000 shares of Common Stock and 0 shares of Preferred Stock are issued and outstanding as of the Closing Date. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the Closing Date, (A) no shares of Common Stock were reserved for issuance upon the exercise of outstanding options to purchase shares of Common Stock; (B) no shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase shares of Common Stock; (C) all outstanding shares of Common Stock were issued pursuant to a valid exemption from registration and in compliance with (1) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (2) all requirements set forth in any applicable contracts.

(ii)     Except for the 39,755,000 shares of Common Stock referenced above, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(iii)     There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company, and there are no agreements to which the Company is a party, or which the Company has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

(c)     Third Party Notices and Consents. Except as set forth in the Company Schedules, neither the Seller nor the Company will be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions hereunder.

(d)     Good Title. The Seller is the record and beneficial owner, and has good title to the Shares, with the right and authority to sell and deliver the Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon the Purchaser registering as the new owner of the Shares in the Company’s share register, the Purchaser will receive good title to the Shares, free and clear of all liens.

(e)     Good Standing. The Company is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

(f)     Subsidiaries and Predecessor Corporations. The Company does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

(g)     Financial Statements.

(i)     Included in the Company Schedules are (A) the audited balance sheets of the Company as of February 28, 2013 and February 28, 2012, and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended February 28, 2013 and February 28, 2012, together with the notes to such statements and the opinion of Berman & Company, P.A., independent certified public accountants (the “Audited Financial Statements”), and (B) the unaudited balance sheets of the Company for each of the quarters ended May 31, August 31, and November 30, 2013, respectively, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the above quarters. The unaudited financial statements referenced in this subparagraph (i)(B) are referred to herein as the “Interim Financial Statements”.

(ii)     The Audited Financial Statements and the Interim Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for the lack of footnotes in the Interim Financial Statements as permitted by the Exchange Act). The Company’s balance sheets in the Audited Financial Statements and Interim Financial Statements are true and accurate and present fairly as of their respective dates the financial condition of the Company. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or (in the case of the Audited Financial Statements) the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows in the Audited Financial Statements and Interim Financial Statements reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(iii)     The Company has no liabilities with respect to the payment of any federal, state, foreign, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued and reserved but not yet due and payable as set forth in the Company Schedules. All amounts reserved for the payment of taxes are appropriate and materially correct based on all information available to the Company as of the date hereof.

(iv)     The Company has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(v)     The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(vi)     All of the Company’s assets and liabilities are accurately reflected in the Audited Financial Statements and Interim Financial Statements, except as set forth in the Company Schedules.

(h)     No Liabilities. The Company Schedules set forth a true and complete list of all debts and liabilities of the Company through and up to the Closing Date (whether or not invoiced), including specifically the accounts payable (including the name and contact information of each creditor), which debts and liabilities shall be paid, settled, discharged or satisfied by the Seller and/or the Company at Closing. As of the Closing, and after giving effect to the foregoing re-payment of all debts and discharge of liabilities, the Company shall have no liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

(i)     Information. To the Company’s and Seller’s knowledge, the information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing to the Purchaser (through this Agreement or the Company Schedules) all information relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability; (ii) have led or may lead to a competitive disadvantage on the part of the Company; or (iii) either alone or in aggregation with other information covered by this section, otherwise have led or may lead to a Material Adverse Effect (as defined below) on the Company, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

(j)     Options or Warrants. There are no existing options, warrants, calls or commitments of any character relating to the authorized and unissued securities of the Company.

(k)     Absence of Certain Changes or Events. Since November 30, 2013:

(i)     there has not been (A) any material adverse change in the business, operations, properties, assets or condition of the Company or (B) any damage, destruction or loss to the Company (whether or not covered by insurance) or the business, operations, properties, assets or condition of the Company, which constitutes a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means with respect to a party, any result, occurrence, fact, change, event or effect that has a materially adverse effect on (1) the business, assets (whether tangible or intangible), liabilities, capitalization, financial condition or results of operations of such party, or (2) such party’s ability to consummate the transactions contemplated by this Agreement; provided that a Material Adverse Effect will not exist as a result of (a) any effect to the extent attributable to the announcement, pendency or confirmation of the transactions (including any disruption in, or termination or modification of, customer, supplier, distributor, partner, reseller or similar relationships or any loss of employees); (b) any effect primarily attributable to conditions affecting the industry or industries in which the party participates or the economy of the United States or any other country as a whole; (c) any effect primarily attributable to conditions (or changes after the date hereof in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country; (d) any effect, resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; (e) general economic, market or political conditions, or acts of war, terrorism or sabotage, natural disasters, acts of God or comparable events; (f) changes in applicable law or GAAP; (g) any failure to meet financial or other projections for any period ending after the date of this Agreement; or (h) any actions taken (or omitted to be taken) at the request of the other party.

(ii)     the Company has not (A) amended its Articles or bylaws; (B) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (C) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (D) made any material change in its method of management, operation or accounting; (E) entered into any transactions or agreements other than in the ordinary course of business; (F) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (G) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (H) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement, made to, for or with its officers, directors or employees.

(iii)     The Company has not (A) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (B) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business and those set forth in the Company Schedules; (C) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (D) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights; (E) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (F) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

(iv)     to the Company’s and the Seller’s knowledge, the Company has not become subject to any law or regulation which now or in the future, may have a Material Adverse Effect on the Company.

(l)     Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company and the Seller after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Company Schedules. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

(m)     Contracts.

(i)     The Company is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

(ii)     The Company is not a party to or bound by, and the properties of the Company are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree or award.

(iii)     Except as disclosed on the Company Schedules, the Company is not a party to any oral or written (A) contract for the employment of any officer or employee; (B) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (C) agreement, contract, or indenture relating to the borrowing of money; (D) guaranty of any obligation; (E) collective bargaining agreement; or (F) agreement with any present or former officer or director of the Company.

(n)     No Conflict. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will (i) not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject; (ii) not contravene, conflict with, or result in a violation of any provision of the Company’s Articles or bylaws, or any resolution adopted by the board of directors or the shareholders of the Company; (iii) not result in any material loss or impairment of, or require, any consent, waiver, approval or other authorization in connection with, any material asset of the Company; (iv) not materially violate any applicable law to which the Company, or any of the assets or business of the Company, are subject or bound; and (v) not result in the imposition or creation of any lien or encumbrance upon or with respect to any of the assets owned by the Company.

(o)     Compliance With Laws and Regulations.

(i)     To the Company’s knowledge, the Company is in compliance in all material respects with each law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

(ii)     To the Company’s knowledge, no event has occurred or circumstance exists that will constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any law, except where such violation or failure would not have a Material Adverse Effect.

(iii)     The Company has not received any written notice or communication from any governmental body or private party alleging noncompliance with any applicable law (here is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, proceeding, investigation or request for information pending or, to the knowledge of the Seller and the Company, threatened against the Company.

(iv)     To the Company’s knowledge, the Company has no liability for failure to comply with any law which could reasonably be expected to have a Material Adverse Effect.

(v)     To the Company’s knowledge, there is no act, omission, event or circumstance that would reasonably be expected to give rise to any action, suit, demand, claim, complaint, hearing, investigation, notice, demand letter, warning letter, proceeding or request for information or any such liability.

(vi)     To the Company’s knowledge, there have not been any false statements or omissions or other violations of any law by the Company in its prior product development efforts, or submissions or reports to any governmental body that would reasonably be expected to require investigation, corrective action or enforcement action by any governmental body.

(vii)     There are no administrative, civil or criminal proceedings relating to the Company or any employee of or consultant or contractor to the Company in connection with their employment or consulting relationship with the Company.

(viii)     The Company has not conducted any internal investigation with respect to any actual or alleged material violation of any law by any director, officer or employee of the Company.

(p)     Approval of Agreement. The Company’s board of directors has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

(q)     Material Transactions or Affiliations. Except as disclosed herein and in the Company Schedules, there exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, five percent (5%) or more of the issued and outstanding shares of Common Stock and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor five percent (5%) shareholder of Common Stock has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company. The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

(r)     Company Schedules. The Company has delivered to the Purchaser the following schedules, which are collectively referred to as the “Company Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the Company’s Chief Executive Officer to be complete, true and accurate in all material respects as of the date of this Agreement:

(i)     a schedule containing complete and accurate copies of the Articles as in effect as of the date of this Agreement.

(ii)     a schedule containing the financial statements of the Company identified in Section 2(f).

(iii)     a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets or condition of the Company since November 30, 2013, required to be provided pursuant to Section 2(i) hereof.

(iv)     a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Company Schedules, including a true and complete list of (A) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by the Company within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of the Company; (B) all safe deposit boxes and other similar custodial arrangements maintained by the Company within the past twelve (12) months; and (C) the check ledger for the past twelve (12) months.

This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

(s)     SEC Reports.

(i)     The Company has made available to the Purchaser a correct and complete copy, or there has been available on EDGAR, copies of each report or other filing filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) for the eighteen (18) months prior to the date of this Agreement (the “SEC Reports”), which, to Company’s knowledge, are all the forms, reports and documents filed by the Company with the SEC for the eighteen (18) months or applicable period prior to the date of this Agreement. As of their respective dates, to Company’s knowledge, the SEC Reports: (A) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (B) did not, at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)     Each set of financial statements (including, in each case, any related notes thereto) contained in the SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse effect on the Company taken as a whole.

(iii)     The Company is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the Common Stock has been registered under Section 12(g) of the Exchange Act, and the Company is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a material adverse effect on the Company.

(t)     Title to Property. The Company does not own or lease any real property or personal property. There are no options or other contracts under which the Company has a right or obligation to acquire or lease any interest in real property or personal property.

(u)     Intellectual Property. The Company does not own, license or otherwise have any right, title or interest in any intellectual property.

(v)     Books and Records. The Company has made and kept and given the Purchaser full and complete access to its books, records and accounts (the “Books and Records”) which, in reasonable detail, accurately and fairly reflect the activities of the Company in all material respects. The Books and Records (i) are in all material respects true, complete and correct; (ii) have been maintained in accordance with good business practices on a basis consistent with prior years; and (iii) accurately and fairly reflect the basis for the Company’s Audited Financial Statements and Interim Financial Statements.

(w)     Insurance. The Company Schedules identify each insurance policy to which the Company is a party or under which the Company or any director of either, is covered as of the date of this Agreement, and each claim (if any) made under said policies within the three years prior to the date of this Agreement.

(x)     Brokers or Finders. Except as set forth in the Company Schedules, neither the Company nor the Seller has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with this Agreement or the transactions contemplated herein.

(y)     Not a Shell. As of the Closing Date, the Company is not, and at no time since the filing of its initial registration statement on Form S-1 on September 19, 2011, has it been, a “shell company” as such term is defined in Rule 405 promulgated under the Securities Act.

3.     Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents and warrants to the Company and the Seller as follows:

(a)     Power and Authority. The Purchaser has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his or her obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof.

(b)     No Conflicts. The execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of his obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or governmental entity under any laws; (ii) will not violate any laws applicable to the Purchaser; and (iii) will not violate or breach any contractual obligation to which the Purchaser is a party.

(c)     Finder’s Fee. The Purchaser has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the transactions contemplated by this Agreement.

(d)     Acquisition of Shares for Investment.

(i)     The Purchaser is acquiring the Shares as an investment for the Purchaser’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

(ii)     The Purchaser: (A) can bear the economic risk of the purchase of the Shares, and (B) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the purchase of the Shares.

(iii)     The Purchaser is a “U.S. Person” as defined in Rule 902(k) of Regulation S and understands that the Shares are not registered under the Securities Act. The Purchaser represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The certificate representing the Shares issued to the Purchaser shall be endorsed with the following legend, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (I) UPON EFFECTIVE REGISTRATION OF THE SECURITIES UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR (II) UPON ACCEPTANCE BY THE COMPANY OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL, OR OTHER DOCUMENTATION, AS IS SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

(iv)     The Purchaser acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(v)     The Purchaser acknowledges that he or she has carefully reviewed such information as he or she has deemed necessary to evaluate the purchase of the Shares. To the full satisfaction of the Purchaser, he has been furnished all materials that he has requested relating to the Company and the purchase of the Shares hereunder, and the Purchaser has been afforded the opportunity to ask questions of the Company’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Purchaser.

(vi)     The Purchaser understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or any available exemption from registration under the Securities Act, the Shares may have to be held indefinitely. The Purchaser further acknowledges that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, the Company’s compliance with the reporting requirements under the Exchange Act).

(vii)     The Purchaser agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Purchaser under this Section 3 shall survive the Closing.

4.     Special Covenants.

(a)     Access to Properties and Records. The Company will afford to the Purchaser full access to the properties, books and records of the Company, as the case may be, in order that the Purchaser may have a full opportunity to make such reasonable investigation as the Purchaser may desire to make of the affairs of the Company, and will furnish the Purchaser with such additional financial and operating data and other information as to the business and properties of the Company, as the case may be, as the other shall from time to time reasonably request.

(b)     Delivery of Books and Records. At the Closing, the Company shall deliver to the Purchaser, the originals of the corporate minute books, books of account, contracts, records and all other books or documents of the Company which is now in the possession of the Company or its representatives.

(c)     Third Party Consents and Certificates. The parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

(d)     Designation of Directors. Alex Fridman and Scott Carpenter shall resign as the directors of the Company on the Closing Date and such resignation shall become effective upon the eleventh (11th) day following the mailing of the 14f-1 Notice by the Company to its shareholders. On the Closing Date, (i) Justin Begnand and (ii) Jonathan Lim, shall each be appointed to the Company’s board of directors.

(e)     Designation of Officers. On the Closing Date, Alex Fridman shall resign as Chief Executive Officer (and from all other officer positions that he may hold) of the Company and Jonathan Lim shall be appointed as the Chief Executive Officer, Treasurer and Secretary of the Company.

(f)     Indemnification.

(i)     By Purchaser. The Purchaser hereby agrees to indemnify the Seller and the Company and each of the officers, agents, and directors of the Company as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (the “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made in this Agreement, or any breach of a covenant or any other agreement contemplated by this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for six (6) months following the Closing, except in the case of fraud.

(ii)     By Seller. The Seller hereby agrees to indemnify the Purchaser as of the date of execution of this Agreement against any Loss to which he may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement, or any breach of a covenant or any other agreement contemplated in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for six (6) months following the Closing, except in the case of fraud.

(iii)     Duty to Mitigate. The Seller and Purchaser (each, an “Indemnified Party”) shall use their respective commercially reasonable efforts to mitigate any damages subject to indemnification obligations under this Agreement.

(iv)     Time Limitation. No party hereunder will have liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless the Indemnified Party notifies the relevant counterparty of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by such Indemnified Party, prior to the expiration of the applicable survival period under this Agreement.

(v)     Cap. Notwithstanding anything to the contrary in this Agreement or otherwise, the maximum aggregate liability of any party for indemnification arising out of matters referred to in Section 4(f) hereunder shall be the amount of the Purchase Price, other than in the case of fraud.

(vi)     Procedure For Indemnification; Third Party Claims. In the event of a third party claim which is subject to the indemnification provisions of this Section, the party becoming aware of such claim shall promptly notify the other parties. The indemnifying party (the “Indemnifying Party”) shall be entitled to participate in any legal proceeding relating to the foregoing. No compromise or settlement shall be effected by the Indemnified Party without the Indemnifying Party’s consent.

(vii)      Procedure For Indemnification; Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Indemnifying Party or his representative (the “Indemnifying Party Representative”), and shall be brought and resolved exclusively as follows:

(A)     In the event of a claim by an Indemnified Party, during the Holdback Escrow period, such Indemnified Party shall deliver a claim notice (a “Claim Notice”) to the Indemnifying Party Representative (and the Escrow Agent, in the case of a claim by an Indemnified Party) stating that damages are alleged to exist with respect to the indemnification obligations of the Indemnifying Party pursuant to Section 4(f), and specifying in reasonable detail the individual items of such damages included in the amount so stated (the “Claimed Amount”), the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant, claim or cost to which such item is related. The delivery of any Claim Notice with respect to any indemnification obligation under Section 4(f) shall not limit the right of an Indemnified Party to submit one or more additional Claim Notices with respect to the same or any other indemnification obligation.

(B)     Claims Against Holdback Escrow. The Holdback Escrow amount shall be held by the Escrow Agent for the benefit of the Seller (but subject to any claims of Indemnified Parties asserted during the Holdback escrow period pursuant to this Section).

(viii)     Objections to Claims.

(A)     During the 30-day period commencing upon receipt by an Indemnifying Party Representative of a Claim Notice from an Indemnified Party (the “Dispute Period”), the Indemnifying Party may deliver to the Indemnified Party (with a copy to Escrow Agent) a written response (the “Response Notice”) in which the Indemnifying Party Representative: (1) agrees that the full Claimed Amount is owed to the Indemnified Party; (2) agrees that part, but not all, of the Claimed Amount is owed to the Indemnified Party; or (3) indicates that no part of the Claimed Amount is owed to the Indemnified Party. If the Response Notice is delivered in accordance with clause “(2)” or clause “(3)” of the preceding sentence, the Response Notice shall also contain a brief description of the facts and circumstances supporting the Indemnifying Party Representative’s claim that only a portion or no part of the Claimed Amount is owed to the Indemnified Party, as the case may be. Any part of the Claimed Amount that is not agreed to be owed to the Indemnified Party pursuant to the Response Notice (or the entire Claimed Amount, if the Indemnifying Party Representative asserts in the Response Notice that no part of the Claimed Amount is owed to the Indemnified Party) is referred to herein as the “Contested Amount” (it being understood that the Contested Amount shall be modified from time to time to reflect any good faith modifications by the Indemnified Party to the Claimed Amount). If a Response Notice is not received by the Indemnified Party from the Indemnifying Party Representative prior to the expiration of the Dispute Period, then the Indemnifying Party Representative shall be conclusively deemed to have agreed that an amount equal to the full Claimed Amount is owed to the Indemnified Party.

(B)     If the Indemnifying Party Representative in its Response Notice agrees that the full Claimed Amount is owed to the Indemnified Party, or if no Response Notice is received by the Indemnified Party from the Indemnifying Party Representative prior to the expiration of the Dispute Period, then within three Business Days following the earlier of the delivery of such Response Notice or the expiration of the Dispute Period, the Seller and the Purchaser shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to cause the release of the Claimed Amount to the Purchaser, and the remainder of the cash in the Holdback Escrow less the Claimed Amount to the Seller.

(C)     If the Indemnifying Party Representative delivers a Response Notice to the Indemnified Party during the Dispute Period agreeing that part, but not all, of the Claimed Amount is owed to the Indemnified Party (the “Agreed Amount”), then within three Business Days following the delivery of such Response Notice, the Seller and the Purchaser shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release the cash equal to the Agreed Amount to the Purchaser, and cash equal to the total amount first deposited into the Holdback Escrow less the Claimed Amount to the Seller, and the remainder shall be left in escrow pending resolution of the dispute.

(D)     If the Indemnifying Party Representative delivers a Response Notice to the Indemnified Party during the Dispute Period indicating that there is a Contested Amount, the Indemnifying Party Representative and the Indemnified Party shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnifying Party Representative and the Indemnified Party resolve such dispute, such resolution shall be binding on the Indemnifying Party Representative, the Indemnifying Party and such Indemnified Party and a settlement agreement stipulating the amount owed, if any, to such Indemnified Party (the “Stipulated Amount”) shall be signed by such Indemnified Party and the Indemnifying Party Representative. Within three Business Days following the execution of such settlement agreement, or such shorter period of time as may be set forth in the settlement agreement, Seller and Purchaser shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release cash as appropriate to pay the Indemnified Party the Stipulated Amount, with the remainder to be returned to the Seller, and the Seller and the Purchaser shall make any additional appropriate arrangements for the prompt payment in full of the Stipulated Amount to the Indemnified Party.

(E)     In the event that there is a dispute relating to any Claim Notice or Contested Amount (whether it is a matter between the Indemnified Party, on the one hand, and the Indemnifying Party Representative, on the other hand, or it is a matter that is subject to a claim or legal proceeding asserted or commenced by a third party brought against the Indemnified Party), such dispute (an “Arbitrable Dispute”) shall be settled by binding arbitration pursuant to Section 7(l). Notwithstanding the preceding sentence, nothing in this Section shall prevent the Indemnified Party from seeking preliminary injunctive relief from a court of competent jurisdiction pending settlement of any Arbitrable Dispute.

(F)     Upon resolution of an Arbitrable Dispute, within three Business Days following the entry of the arbitrator’s decision by a court of competent jurisdiction, or such shorter period of time as may be set forth in the arbitrator’s decision, (1) the Seller and the Purchaser shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release cash equal to the amount of the award to the Indemnified Party (the “Award Amount”), if any (to the extent of the amount held in the Holdback Escrow); and (2) if the amount in the Holdback Escrow account is insufficient in the aggregate to cover the full Award Amount, then, subject to the limitations contained herein, the Indemnifying Party shall owe and shall pay the Indemnified Party the amount of such deficiency within ten business days of the resolution date.

(g)     Payment of Liabilities. Recognizing the need to extinguish all existing liabilities of the Company prior to or on the Closing Date, the Purchaser has indicated it will not enter into this Agreement unless the Company has arranged for the payment and discharge of all of the Company’s liabilities, including all of the Company’s accounts payable and any outstanding legal fees incurred prior to the Closing Date. Accordingly, the Company has agreed to arrange for the payment and discharge of all such liabilities.

(h)     Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of the Purchaser, after the Closing Date, the Seller and his representatives shall use their reasonable best efforts to provide such information available to them, including information, filings, reports, financial statements or other circumstances of the Company occurring, reported or filed prior to the Closing, as may be necessary or required by the Company for the preparation of the reports that the Company is required to file after the Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

(i)     Knowledge. For purposes of this Agreement and the representations and warranties contained herein, “knowledge” of an individual shall mean the knowledge of such individual, and knowledge of an entity shall mean the knowledge of its officers and directors, after reasonable investigation.

5.     Conditions Precedent to Obligations of the Company and the Seller. The obligations of the Company and the Seller under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

(a)     Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Purchaser in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). The Purchaser shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Purchaser prior to or at the Closing.

(b)     Delivery of Purchase Price. The Escrow Agent shall have received the Purchase Price.

(c)     No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

(d)     Other Items. At the Closing, the Purchaser shall execute, acknowledge and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all documents required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto in order to effectuate or evidence the transactions contemplated hereby.

6.     Conditions Precedent to the Obligations of the Purchaser. The obligations of the Purchaser under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

(a)     Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company and the Seller in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company and the Seller shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and the Seller.

(b)     Closing Certificate. The Purchaser shall have been furnished with a certificate dated as of the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that (i) no litigation, proceeding, investigation or inquiry is pending, or to the knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company; (ii) there are no existing liabilities as of the Closing Date and that each representations and warranties of the Company contained in this Agreement (A) shall have been true and correct as of the date of this Agreement and (B) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing.

(c)     Delivery of Stock Certificate. The certificate representing the Shares will have been delivered to the Escrow Agent.

(d)     Extinguishment of Liabilities. On or prior to the Closing Date, the liabilities and obligations of the Company as set forth on the Company Schedules shall be satisfied by the Company (the Company is entitled to use all or a portion of the proceeds from this Agreement to satisfy these obligations). The Seller shall have executed and delivered the Release in the form attached as Exhibit B, to the Purchaser.

(e)     No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

(f)     Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

(g)     Other Items. At the Closing, the Purchaser shall execute, acknowledge and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all documents required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto in order to effectuate or evidence the transactions contemplated hereby.

7.     Miscellaneous.

(a)     Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder. Venue for all matters shall be in New York, New York. Each of the parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States (the “Applicable Courts”). By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

(b)     Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Seller, to:	Alex Fridman 1020 Fourth Avenue Wall Township, NJ 07719 Fax: (772) 679-0214

If to the Company, to:	East Shore Distributors, Inc. 1020 Fourth Avenue Wall Township, NJ 07719 Attn: Alex Fridman, CEO

If to the Purchaser, to:	Samcorp Capital Corporation 278 Ocean Drive #08-23 The Coast Sentosa Cove Singapore

With a copy to (which shall not constitute notice):	Richardson & Patel LLP 1100 Glendon Avenue, Suite 850 Los Angeles, CA 90024 Attn: Nimish Patel, Esq. Fax: (310) 208-1154

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered; (ii) on the day after dispatch, if sent by overnight courier; (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone; and (iv) three (3) days after mailing, if sent by registered or certified mail.

(c)     Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

(d)     Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

(e)     Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

(f)     Expenses. Subject to the terms contained elsewhere in this Agreement, whether or not the transactions contemplated herein are consummated, each of the parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement or any of the other transactions contemplated hereby.

(g)     Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

(h)     Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six (6) months.

(i)     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

(j)     Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

(k)     Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

(l)     Arbitration.

(i)     Except to the extent otherwise provided in this Agreement with respect to specific performance or other equitable relief, in the event of any dispute, controversy or claim arising out of relating to or in connection with this Agreement (including any schedule or exhibit hereto) or the breach, termination or validity thereof or the negotiation, execution or performance thereof (a “Dispute”), the parties shall first attempt to settle such Dispute in the first instance by mutual discussions between appropriate representatives of each party. Within 20 business days of the receipt by a party or parties of a notice from another party or parties of the existence of a Dispute (the “Arbitration Notice”), the receiving party or parties shall submit a written response to the other party or parties (the “Response”). Both the Arbitration Notice and the Response shall include a statement of each disputing party’s position with regard to the Dispute and a summary of arguments supporting that position. Within 20 business days of receipt of the Response, the appropriate representatives of the respective parties shall meet and attempt to resolve the Dispute. All negotiations pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such negotiations shall be admissible for any purpose in any subsequent proceedings. If any Dispute is not resolved within 30 days of receipt of the Arbitration Notice (or within such longer period as to which the parties have agreed in writing), then either party may submit the Dispute to arbitration in accordance with this Section.

(ii)     Any Dispute not timely resolved in accordance with Section 7(l)(i) above, shall be finally and exclusively resolved by arbitration in accordance with the then-prevailing JAMS Streamlined Arbitration Rules and Procedures, except as modified herein (the “Rules”). There shall be a single arbitrator. The parties shall have 15 days from commencement of the arbitration in accordance with the Rules to agree on a single arbitrator. Failing timely agreement, the arbitrator shall be selected by JAMS. All arbitration pursuant to this Section shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such arbitration shall be admissible for any purpose in any subsequent proceedings. The place of arbitration shall be New York, NY. There shall be no discovery in the arbitration and the parties shall only be required to produce in advance of the hearing on the merits any documents which they plan to introduce in evidence at the hearing. The arbitral tribunal is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction.

 (iii)     By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect. The parties hereby submit to the exclusive jurisdiction of the Applicable Courts for the purpose of an order to compel arbitration, for preliminary relief in aid of arbitration or for a preliminary injunction to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitrator(s), and to the non-exclusive jurisdiction of the Applicable Courts for the enforcement of any award issued hereunder.

(iv)     By executing and delivering this Agreement and subject in all cases to this Section 7(l), the parties, irrevocably (A) accept generally and unconditionally the jurisdiction and venue of the Applicable Courts for such purpose; (B) waive any objections which such party may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings brought in the Applicable Courts and hereby further irrevocably waive and agree not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum; (C) agree that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at their respective addresses provided in accordance with this Agreement; and (D) agree that service as provided in clause (C) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect. To the extent permitted by applicable law, each party hereby irrevocably and unconditionally waives all rights to trial by jury in any action or proceeding contemplated by this Agreement. Notwithstanding anything to the contrary in this Section, for the avoidance of doubt the parties agree that this Section shall not impact or interfere with the indemnification procedures in Section 4(f) hereof (it being understood that any Dispute with respect to an Indemnified Party’s entitlement to indemnification under Section 4(f) shall be subject to the provisions of this Section).

[-signature page follows-]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first written above.

THE COMPANY

EAST SHORE DISTRIBUTORS, INC.

By:	/s/ Alex Fridman
Name: Alex Fridman
Title: Chief Executive Officer

THE SELLER

By:	/s/ Alex Fridman
Name: Alex Fridman, individually

THE PURCHASER SAMCORP CAPITAL CORPORATION

By:	/s/ Anthony Lim
Anthony Lim Director